Exhibit 99.5

NOTICE OF GUARANTEED DELIVERY

OF

9.375% SERIES B CUMULATIVE REDEEMABLE PREFERRED STOCK

AND/OR

9.125% SERIES C CUMULATIVE REDEEMABLE PREFERRED STOCK

OF

IMPAC MORTGAGE HOLDINGS, INC.

Pursuant to the Prospectus dated [●], 2022

Instructions for Use

Unless defined herein, terms used in this Notice of Guaranteed Delivery shall have the definitions set forth in the Prospectus/Consent Solicitation dated [●], 2022 (the “Prospectus”).

This Notice of Guaranteed Delivery, or one substantially in the form hereof, may be used to (i) accept the Company’s offer to exchange any and all of the outstanding shares of either or both of the 9.375% Series B Cumulative Redeemable Preferred Stock (the “Series B Preferred Stock”) and the 9.125% Series C Cumulative Redeemable Preferred Stock (the “Series C Preferred Stock” and together with the Series B Preferred Stock, the “Preferred Stock”), for, at the election of each holder of Preferred Stock, the consideration set forth in the Prospectus (the “Offer”), and (ii) tender such holder’s shares of Preferred Stock if:

•	the procedure for book-entry transfer cannot be completed on a timely basis; or
•

time will not permit all required documents, including a properly completed and duly executed Letter of Transmittal and Consent and any other required documents, to reach American Stock Transfer & Trust Company (the “Exchange Agent”) prior to the Expiration Date.

This Notice of Guaranteed Delivery, properly completed and duly executed, must be delivered by hand, mail, overnight courier, facsimile transmission or electronic mail to the Exchange Agent, as described in the section of the Prospectus entitled “The Exchange Offers and the Consent Solicitation—Guaranteed Delivery Procedures” The method of delivery of all required documents is at the holder’s option and risk.

For this Notice of Guaranteed Delivery to be validly delivered, it must be received by the Exchange Agent at the address below before the Expiration Date. Delivery of this notice to another address will not constitute a valid delivery. Delivery to the Company, the information agent or DTC, as the book-entry transfer facility, will not be forwarded to the Exchange Agent and will not constitute a valid delivery.

The holder’s signature on this Notice of Guaranteed Delivery must be guaranteed by an Eligible Institution, and the Eligible Institution must also execute the Guarantee of Delivery attached hereto. An “Eligible Institution” is a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program or a bank, broker, dealer, credit union, savings association or other entity which is an “eligible guarantor institution,” as that term is defined in Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended.

In addition, the following conditions must be met:

•	the tender must be made by or through an Eligible Institution; and
•

a confirmation of a book-entry transfer into the Exchange Agent’s account at DTC of all shares of Preferred Stock delivered electronically, together with a properly completed and duly executed Letter(s) of Transmittal and Consent with any required signature guarantees (or, in the case of a book-entry transfer, an agent’s message in accordance with ATOP), and any other documents required by the Letter(s) of Transmittal and Consent, must be received by the Exchange Agent within two days that the NYSE American is open for trading after the date the Exchange Agent receives such Notice of Guaranteed Delivery.

In any case where the guaranteed delivery procedure is utilized for the tender of shares of Preferred Stock pursuant to the Exchange Offers, the issuance of the applicable Cash Consideration and the Stock Consideration in exchange for those shares of Preferred Stock accepted for exchange pursuant to the Exchange Offer will be made only if the Exchange Agent has timely received the applicable foregoing items.

NOTICE OF GUARANTEED DELIVERY

OF

9.375% SERIES B CUMULATIVE REDEEMABLE PREFERRED STOCK

AND/OR

9.125% SERIES C CUMULATIVE REDEEMABLE PREFERRED STOCK

OF

IMPAC MORTGAGE HOLDINGS, INC.

Pursuant to the Prospectus/Consent Solicitation dated [●], 2022

TO:AMERICAN STOCK TRANSFER & TRUST COMPANY

6201 15th Avenue

Brooklyn, NY 11219

Attention: Reorganization Department

The undersigned acknowledges receipt of the Prospectus/Consent Solicitation, dated [●], 2022 (the “Prospectus”), and the related Letters of Transmittal and Consent (the “Letter of Transmittal and Consent”).

By signing this Notice of Guaranteed Delivery, the holder tenders for exchange, upon the terms and subject to the conditions described in the Prospectus and in the Letters of Transmittal and Consent, the number of shares of 9.375% Series B Cumulative Redeemable Preferred Stock (“Series B Preferred Stock”) and/or the number of shares of 9.125% Series C Cumulative Redeemable Preferred Stock (the “Series C Preferred Stock”) specified below, as well as provides consent to the Proposed Amendments (as defined in the Prospectus), pursuant to the guaranteed delivery procedures described in the section of the Prospectus entitled “The Exchange Offers and the Consent Solicitation—Guaranteed Delivery Procedures.”

DESCRIPTION OF SERIES B PREFERRED STOCK

Name(s) and Address(es of Registered Holder(s) (Please fill in, if blank)(1)	Share Certificate(s) and Share(s) Tendered (Please attach additional signed list, if necessary)
	Series B Preferred Stock Share Certificate Number(s)(2)	Total Number of Shares of Series B Preferred Stock Represented by Share Certificate(s)(2)	Number of Shares of Series B Preferred Stock Tendered(3)

Total Shares Tendered

(1)

The names and addresses of the registered holders of the tendered Series B Preferred Stock should be printed, if not already printed above, exactly as they appear on the share certificates tendered hereby.

(2)	Need not be completed by holders tendering shares by book-entry transfer.
(3)

Unless otherwise indicated, all Series B Preferred Stock represented by certificates delivered to the Depositary Trust Company (“DTC”) will be deemed to have been tendered. The terms of the Exchange Offers require that holders consent (and, if applicable, tender) with regard to all shares of Series B Preferred Stock they own.

☐ Check here if share certificates have been lost or mutilated.

DESCRIPTION OF SERIES C PREFERRED STOCK

Name(s) and Address(es of Registered Holder(s) (Please fill in, if blank)(1)	Share Certificate(s) and Share(s) Tendered (Please attach additional signed list, if necessary)
	Series C Preferred Stock Share Certificate Number(s)(2)	Total Number of Shares of Series C Preferred Stock Represented by Share Certificate(s)(2)	Number of Shares of Series C Preferred Stock Tendered(3)

Total Shares Tendered

(1)

The names and addresses of the registered holders of the tendered Series C Preferred Stock should be printed, if not already printed above, exactly as they appear on the share certificates tendered hereby.

(2)	Need not be completed by holders tendering shares by book-entry transfer.
(3)

Unless otherwise indicated, all Series C Preferred Stock represented by certificates delivered to the DTC will be deemed to have been tendered. The terms of the Exchange Offer require that holders consent (and, if applicable, tender) with regard to all shares of Series C Preferred Stock they own.

☐ Check here if share certificates have been lost or mutilated.

SIGNATURES

Signature(s) of Preferred Holder(s)

Name(s) of Preferred Holder(s) (Please Print)

Address

City, State, Zip Code

Telephone Number

Date

GUARANTEE OF SIGNATURES

Authorized Signature

Name (Please Print)

Title

Name of Firm (must be an Eligible Institution as defined in this Notice of Guaranteed Delivery)

Address

City, State, Zip Code

Telephone Number

Date

GUARANTEE OF DELIVERY

(Not to be used for Signature Guarantee)

The undersigned, a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program or a bank, broker, dealer, credit union, savings association or other entity which is an “eligible guarantor institution,” as that term is defined in Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended (each of the foregoing constituting an “Eligible Institution”), guarantees delivery to the Exchange Agent of the public warrants tendered and consents given, in proper form for transfer, or a confirmation that the shares of Preferred Stock tendered have been delivered pursuant to the procedure for book-entry transfer described in the Prospectus/Consent Solicitation and the Letters of Transmittal and Consent into the Exchange Agent’s account at the book-entry transfer facility, in each case together with a properly completed and duly executed Letter(s) of Transmittal and Consent, or an Agent’s Message in the case of a book-entry transfer, and any other required documents, all within two (2) trading days on the NYSE American after the date of receipt by the Exchange Agent of this Notice of Guaranteed Delivery.

The Eligible Institution that completes this form must communicate the guarantee to the Exchange Agent and must deliver the Letter(s) of Transmittal and Consent to the Exchange Agent, or confirmation of receipt of the shares of Preferred Stock pursuant to the procedure for book-entry transfer and an Agent’s Message, within the time set forth above. Failure to do so could result in a financial loss to such Eligible Institution.

Authorized Signature Name (Please Print)

Title

Name of Firm

Address

City, State, Zip Code

Telephone Number

Date